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                    [LETTERHEAD OF STEPHEN J. CZARNIK, ESQ.]

                                                                     Exhibit 5.1





March 5, 2002




The MacReport.Net, Inc.
200 Broadhollow Road
Suite 207
Melville, New York 11747



         Re:      Registration Statement on Form SB-2

Gentlemen:

                  I have acted as counsel to The MacReport.Net, Inc., a Delaware corporation (the "Company"), in connection with a registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 1,845,000 shares of common stock, par value $0.0001 per share, of the Company (the "Shares") held by certain shareholders of the Company (the "Selling Shareholders").

                  In connection with the foregoing, I have examined originals or copies, satisfactory to me, of all such corporate records and of all such agreements, certificates and other documents as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the original documents of all documents submitted to me as copies. As to any facts material to such opinion, I have, without independent investigation, relied on certificates of public officials and certificates of officers or other representatives of the Company or the Selling Shareholders.

                  Based upon the foregoing and subject to the other limitations set forth herein, I am of the opinion that the Shares to be offered and sold pursuant to the Registration Statement are validly issued, fully paid and non-assessable.

                  I am a member of the bar of the State of New York and am not licensed or admitted to practice law in any other jurisdiction. Accordingly, I express no opinion with respect to the laws of any jurisdiction other than the laws of the State of New York, Delaware corporate law and the federal laws of the United States.

                  I assume no obligation to advise you of any changes to this opinion which may come to my attention after the date hereof.


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The MacReport.Net, Inc.
March 5, 2002
Page 2


                  I hereby consent to the use of my opinion as herein set forth as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, I do not thereby concede that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder or that I am an "expert" within the meaning of such act, rules and regulations.



                                       Very truly yours,

                                       /s/ Stephen J. Czarnik

                                       Stephen J. Czarnik, Esq.